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Pacific Funds

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PACIFIC FUNDS
PF LOOMIS SAYLES LARGE-CAP GROWTH FUND
(formerly named PF AIM Blue Chip Fund)
INFORMATION STATEMENT DATED FEBRUARY 3, 2006
This statement provides information concerning a fund manager change for the PF AIM Blue Chip Fund.
We are not asking you for a proxy and you are requested not to send us a proxy.

I.	Background
We previously advised you, via supplements dated October 1, 2005 and December 16, 2005 to Pacific Funds’ (the “Trust”) prospectuses, that the Pacific Funds’ Board of Trustees (the “Board”) unanimously voted and approved a change in manager for the PF Loomis Sayles Large-Cap Growth Fund (the “Fund”). Under the Investment Company Act of 1940 (the “1940 Act”), a change of a fund manager requires shareholder approval of a new fund management agreement; however, under an exemptive order issued to Pacific Life Insurance Company (“Pacific Life”), as the Trust’s adviser, and the Trust by the Securities and Exchange Commission (“SEC”) on January 13, 1999, Pacific Life can hire, terminate and replace, as applicable, fund managers (except, as a general matter, fund managers affiliated with Pacific Life) without shareholder approval. The additional information provided herein concerning the fund manager change is being provided pursuant to the procedure contained in that order.
At a meeting held on September 12, 2005, the Board, including a majority of the Independent Trustees, approved a change in the name of the PF AIM Blue Chip Fund to the PF Loomis Sayles Large-Cap Growth Fund effective January 1, 2006; approved Loomis, Sayles & Company, L.P. (“Loomis Sayles”) to serve as the new fund manager of the Fund effective January 1, 2006; and approved a new fund management agreement with Loomis Sayles (the “Agreement”). In connection with this matter, also at the September 12, 2005 meeting, the Board terminated the management agreement for the Fund with A I M Capital Management, Inc. (“AIM”) as of the close of business December 31, 2005 in consideration of the Fund’s investment performance relative to its peers. Loomis Sayles’ appointment as fund manager was made in accordance with the SEC exemptive order noted above and does not require shareholder approval.

II.	Board Consideration of the New Fund Management Agreement
The Board evaluated the Agreement principally with reference to the factors described below. The Board also considered the various screening processes that Pacific Life utilizes in proposing a new fund manager, including screening for qualified firms through the use of quantitative data and information gathered from independent third-party databases, as well as the conduct of due diligence on the investment resources, personnel and operations of a fund manager and assessing the investment strategies used by a fund manager, including in some instances, on-site visits to a fund manager’s place of business.
The Board also noted that the fees payable under the Agreement are paid by Pacific Life and negotiated by Pacific Life, and therefore are the result of arms’-length negotiations.
In evaluating the Agreement, the Board, including the Independent Trustees, considered the following factors, among others:

A.	Nature, Extent and Quality of Services to be Provided
The Board considered the benefits to shareholders of retaining Loomis Sayles, particularly in light of the nature, extent, and quality of the services to be provided by Loomis Sayles. The Board noted that Loomis Sayles would be responsible for providing investment management services, including investment research, advice and supervision, and determining which securities would be purchased or sold by the Fund. The Board considered the quality of the management services expected to be provided to the Fund over both the short- and long-term, the organizational depth and resources of Loomis Sayles, including the background and experience of Loomis Sayles’ management and the expertise of Loomis Sayles’ fund management team, as well as the investment methodology to be used by Loomis Sayles. The Board reviewed the qualifications, backgrounds and responsibilities of the fund management personnel who would be responsible for the day-to-day management of the Fund. The Board also considered that the Trust’s Chief Compliance Officer (“CCO”) would review Loomis Sayles’ compliance operations, including the assessment of Loomis Sayles’ compliance program as required under Rule 38a-1 of the 1940 Act and Loomis Sayles’ code of ethics prior to the effectiveness of the Agreement. The Board was later provided with the CCO’s assessment of Loomis Sayles’ compliance program and approved such policies and procedures at a subsequent Board meeting. The Board also noted that Loomis Sayles agreed to cooperate with the CCO in reviewing its compliance operations. The Board concluded it was satisfied with the nature, extent and quality of the management services to be provided by Loomis Sayles.
In making these assessments, the Board took note of the due diligence Pacific Life conducted with respect to Loomis Sayles, and was aided by the assessments and recommendations of Pacific Life and the materials provided by Loomis Sayles. The Board also considered that Pacific Life has historically exercised diligence in monitoring the performance of the Trust’s fund managers, and has taken and recommended measures to attempt to remedy relative underperformance by a fund when Pacific Life and the Board believed appropriate.

B.	Performance
The Board considered information about the historical performance of mutual funds advised by Loomis Sayles that had substantially similar investment strategies to the Fund (the “Loomis Sayles Growth Fund”), as well as information comparing the performance of the Loomis Sayles Growth Fund with the performance of the Trust’s PF AIM Blue Chip Fund for the year-to-date, one- and, three-year periods, and found that the Loomis Sayles Growth Fund had outperformed the prior fund manager over the year-to-date, one-, and three-year periods. The Board also considered the performance of the Loomis Sayles Growth Fund against a pertinent benchmark, noting that the Loomis Sayles Growth Fund had outperformed the benchmark during the year-to-date, one-, three-, and five-year periods.
The Board also noted the appointment of Loomis Sayles was expected to benefit all shareholders, including shareholders of the Portfolio Optimization Funds. The Board also considered the need for Loomis Sayles to adhere to its investment mandates, which could at times have an impact on the Fund’s performance. The Board determined that Loomis Sayles’ performance record was acceptable and that Loomis Sayles should be engaged to manage the Fund’s assets.

C.	Fund Management Fee
In assessing the Fund management fees to be charged by the Trust with respect to the Fund, the Board compared the fees to be paid under the Agreement to the Fund management fees that were paid to the Fund’s prior fund manager. The Board noted that although there was a decrease in the weighted fees, based on the current size of the Fund, to be paid by Pacific Life to Loomis Sayles under the Agreement in comparison to the weighted fees paid to the Fund’s prior fund manager, based on the current size of the Fund, the advisory fee schedule to be paid to Pacific Life under the Trust’s Advisory Agreement would remain the same. The Board also noted that the Fund management fee payable to Loomis Sayles under the Agreement contained breakpoints, which would cause the rate paid by Pacific Life to be reduced as the Fund’s asset level rose. The Board also considered information regarding the advisory and sub-advisory fees paid by other accounts managed by Loomis Sayles. The Board noted that the fees payable under the Agreement are comparable to the advisory and sub-advisory fees paid by other accounts managed by Loomis Sayles.
The Board was mindful that the fee rates were the result of arms’-length negotiations between Pacific Life and Loomis Sayles, and that the Fund’s management fees are paid by Pacific Life and are not paid directly by the Fund. Additionally, the Board noted that Pacific Life will incur costs in connection with the Fund manager change. In light of these factors, the Board determined that the Fund management fees under the Agreement were reasonable.

D.	Profitability to the Fund Manager and Other Benefits
The Board considered the estimated profitability of the Agreement to Loomis Sayles to the extent practicable based on the financial information provided by Loomis Sayles. The Board noted that generally it is difficult to accurately determine or evaluate the potential profitability to Loomis Sayles because Loomis Sayles manages substantial assets and, further, that any such assessment would involve assumptions regarding Loomis Sayles’ asset allocation policies, capital structure, cost of capital, business mix and other factors. The Board noted that Loomis Sayles represented that it would utilize soft dollar credits generated by Fund commissions to pay for research services, and Loomis Sayles does not currently use broker-dealers that are affiliated with Loomis Sayles to effect fund transactions for its clients.
The Board concluded that any potential benefits to be derived by Loomis Sayles from its relationship with the Fund included benefits which were consistent with those generally derived by sub-advisers to mutual funds or were otherwise not unusual. The Board gave less weight to profitability considerations and did not view this data as important, given the arms-length nature of the relationship between Pacific Life and Loomis Sayles with respect to the negotiation of Fund management fees. The Board also concluded that at the current time, given the Fund’s asset levels, the current fee structure reflected in the Agreement was reasonable.

E.	Economies of Scale
The Board considered the extent to which economies of scale would be realized as assets of the Fund grow noting that economies of scale were difficult to measure with precision for a particular fund. The Board noted that the expense limitation agreement that is in place for the Trust has resulted in substantial savings of expenses for the Fund. The Board concluded that at the current time, given the recent organization of Pacific Funds and the Fund’s asset levels, the current fee structure reflected in the Agreement was appropriate.

F.	Conclusion
After consideration of these factors, the Board found that: (i) the compensation payable under the Agreement bears a reasonable relationship to the services to be rendered and is fair and reasonable; and (ii) the Agreement is in the best interests of the Fund and its shareholders.

III.	The New Fund Management Agreement
The Agreement is substantially similar to the prior fund management agreement with respect to the Fund, other than with respect to the identity of the fund manager and the sub-advisory fee schedule. Loomis Sayles will, subject to the supervision of Pacific Life, provide a continuous investment program for the Fund and determine the composition of the assets of the Fund, including the determination of the purchase, retention, or sale of securities, cash and other investments in accordance with the Fund’s investment objectives, policies and restrictions. Loomis Sayles bears the expenses of its own staff for its activities in connection with the services provided under the Agreement. The Fund is responsible for its own expenses including, but not limited to, investment advisory fees, administration fees, custody fees, brokerage and transaction expenses, fees for pricing services, registration fees and costs of regulatory compliance, and fees for professional services, including legal and auditing services. Loomis Sayles is not subject to any liability for, nor subject to any damages, expenses or losses in connection with, any act or omission connected with or arising out of any services rendered under the Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under the Agreement or by reason of Loomis Sayles’ reckless disregard of its obligations and duties under the Agreement. The Agreement will continue in effect for a period of two years from the effective date, and will continue from year to year thereafter, subject to approval annually by the Board of Trustees or by the shareholders of the Fund and also, in either event, approval of a majority of the Independent Trustees. The Agreement may be terminated without penalty at any time by any of the parties upon 60 days’ prior written notice to the other parties.

There is no change to the advisory fee paid by the Fund to Pacific Life. The previous and new Fund management fees for sub-advisory services are set forth in the table below:

Prior Fund Management Fee		New Fund Management Fee
Paid by Pacific Life to AIM		Payable by Pacific Life to Loomis Sayles

	Combined* Average Daily Net Assets		Combined* Average Daily Net Assets
Fee	of the Fund	Fee	of the Fund

0.45%	Under $25 million	0.45%	Under $25 million
0.40%	$25 million – 150 million	0.40%	$25 million – 250 million
0.35%	$150 million – 1 billion	0.30%	$250 million – 2 billion
0.30%	$1 billion – 2 billion	0.25%	Over $2 billion
0.25%	Over $2 billion
The Fund management fee paid by Pacific Life through December 31, 2005 to the previous manager of the Fund (AIM) was pursuant to a management agreement dated July 1, 2001, as amended. For the period April 1, 2004 through March 31, 2005, the Fund management fees paid or owed by Pacific Life for the Fund totaled $156,069. Had the new Fund management fees been in effect for that same time period, the Fund management fees paid or owed by Pacific Life would have been $116,925, which would have represented a decrease in such fees paid by Pacific Life of approximately 25%. For the fiscal year ended March 31, 2005, the Fund did not pay any brokerage commissions to any affiliated brokers.

*	When determining the break point rate, the combined average daily net assets of the Fund is aggregated with a portfolio of the Pacific Select Fund.

IV.	Information Regarding Loomis Sayles
Loomis Sayles was founded in 1926. As of December 31, 2005, Loomis Sayles managed approximately $74.5 billion. The principal business address of Loomis Sayles is One Financial Center, Boston, MA 02111. Loomis Sayles is owned by IXIS Asset Management North America, L.P., which is part of IXIS Asset Management Group, the asset management subsidiary of Groupe Caisse d’Epargne. Loomis Sayles’ corporate general partner is a subsidiary of IXIS Asset Management North America, L.P. (“IXIS AM NA”). IXIS AM NA is the United States-based subsidiary of IXIS Asset Management Group. IXIS AM NA is headquartered at 399 Boylston Street, Boston, MA 02116, and, among other companies controlled by, or under common control with it, has 12 investment management affiliates and three distribution and service units located in 11 cities across the United States. Loomis Sayles is the largest of the 12 investment management affiliates. Loomis Sayles acts as investment adviser to the following registered investment companies, which have similar objectives to the Fund:

Fund	Net
Name	Assets(1)	Compensation Rate	Waived/Reduced

Loomis Sayles Growth Fund	$210.3 million	0.50%	Loomis Sayles limits the amount of the Loomis Sayles Growth Fund’s total annual fund operating expenses, exclusive of brokerage and interest expenses, taxes, and organizational and extraordinary expenses, to 1.10%, 1.85% and 1.85% of the fund’s average daily net assets for Classes A, B and C Shares respectively, through January 31, 2006, and to maintain the fund’s expense limit at no greater than 1.25%, 2.00% and 2.00% for Classes A, B, and C, respectively, through January 31, 2007. The expense limit will be reevaluated annually thereafter.

Fund	Net
Name	Assets(1)	Compensation Rate	Waived/Reduced

USAA Growth Fund	$598.8 million	0.20%	N/A

USAA First Start Growth Fund	$232.8 million	0.20%	N/A

Loomis Worldwide Fund	$31.4 million	0.75%	Loomis Sayles has given a binding undertaking to limit the amount of the Loomis Worldwide Fund’s total annual fund operating expenses, exclusive of brokerage expenses, interest expenses, tax and organizational and extraordinary expenses, to 1.00% for Institutional class shares. The undertaking is in effect through January 31, 2006, and is reevaluated on an annual basis.

IXIS Equity Diversified Portfolio	$9.1 million	0.45% up to $250 million 0.40% over $250 million	N/A

IXIS Moderate Diversified Portfolio	$32.8 million	0.45% up to $250 million 0.40% over $250 million	N/A

Saratoga Large Cap Growth Fund	$41.4 million	0.30% up to $50 million 0.20% on next $50 million Negotiated on net assets over $100 million	N/A

Roszel/ Loomis Sayles Large Cap Growth Portfolio	$1.3 million	0.35%	N/A

(1)	As of September 30, 2005.
The directors and executive officers of Loomis Sayles are: Robert J. Blanding, Chairman, President and Chief Executive Officer, Daniel J. Fuss, Vice Chairman and Executive Vice President, Kevin P. Charleston, Director, Executive Vice President and Chief Financial Officer, Jean S. Loewenberg, Director, Executive Vice President, General Counsel and Secretary, Lauriann C. Kloppenburg, Director, Executive Vice President and Chief Investment Officer — Equity, Jaehoon Park, Director, Executive Vice President and Chief Investment Officer-Fixed Income, John R. Gidman, Director, Executive Vice President and Chief Information Officer, Mark E. Smith, Director and Executive Vice President, John F. Gallagher, Director and Executive Vice President, and Peter S. Voss, Director, Chairman of IXIS Asset Management, North America. None of these executive officers have substantial business, profession, vocation or employment other than their positions with Loomis Sayles, its subsidiaries and affiliates. The business address of the individuals above is One Financial Center, Boston, MA 02111, except that the business address of Mr. Blanding is 555 California Street, Suite 3300, San Francisco, CA 94104, and the business address of Mr. Voss is 399 Boylston Street, Boston, MA 02116.

The annual report for the Pacific Funds for the fiscal year ended March 31, 2005 has previously been sent to shareholders. That report and any more current semi-annual reports are available upon request without charge by contacting Pacific Funds by:

Regular mail: Pacific Funds, P.O. Box 9768, Providence, RI 02940-9768
Express mail: Pacific Funds, 101 Sabin Street, Pawtucket, RI 02860
Phone: 1-800-722-2333
Internet: www.PacificLife.com
Pacific Funds’ investment adviser and administrator is Pacific Life Insurance Company, 700 Newport Center Drive, Newport Beach, CA 92660.
Pacific Funds’ distributor is Pacific Select Distributors, Inc., 700 Newport Center Drive, P.O. Box 9000, Newport Beach, CA 92660.
PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE

PACIFIC FUNDS
PF SALOMON BROTHERS LARGE-CAP VALUE FUND
INFORMATION STATEMENT DATED FEBRUARY 3, 2006
This statement provides information concerning a new fund management agreement for the PF Salomon Brothers Large-Cap Value Fund.
We are not asking you for a proxy and you are requested not to send us a proxy.

I.	Background
We previously advised you, via supplements dated October 1, 2005 and December 16, 2005, to Pacific Funds’ (the “Trust”) prospectuses, that the Pacific Funds’ Board of Trustees (the “Board”) unanimously voted and approved the continuation of Salomon Brothers Asset Management, Inc (“Salomon Brothers”) as the fund manager for the PF Salomon Brothers Large-Cap Value Fund (the “Fund”) and a new fund management agreement among and between Salomon Brothers, Pacific Life Insurance Company (“Pacific Life”), and the Trust (the “New Agreement”), effective December 1, 2005. Citigroup, Inc. (“Citigroup”), the former parent company of Salomon Brothers, sold substantially all of its worldwide asset management business (the “Transaction”) including the fund manager, Salomon Brothers, to Legg Mason, Inc. (“Legg Mason”). The Transaction resulted in an assignment of the current fund management agreement, as amended, among and between Salomon Brothers, Pacific Life Insurance Company (“Pacific Life”), and the Trust (the “Agreement”) under the Investment Company Act of 1940, as amended (the “1940 Act”). As a result, the Agreement was terminated once the Transaction was completed. Under the 1940 Act, an assignment of a fund management agreement requires a shareholder approval of a new fund management agreement; however, under an exemptive order issued to Pacific Life and the Trust by the Securities and Exchange Commission (“SEC”) on January 13, 1999, Pacific Life can hire, terminate, replace, as applicable, fund managers and enter into new management agreements (except, as a general matter, fund managers affiliated with Pacific Life) without shareholder approval.

II.	Description of the Transaction
On June 23, 2005, Citigroup entered into an agreement with Legg Mason under which Citigroup agreed to sell substantially all of its worldwide asset management business, Citigroup Asset Management, to Legg Mason. The closing of the Transaction occurred on December 1, 2005. Essentially, the Transaction was a trade of Citigroup Asset Management to Legg Mason in exchange for (1) the private client brokerage and capital markets businesses of Legg Mason, (2) 5,393,545 newly issued shares of Legg Mason common stock, (3) shares of non-voting, convertible preferred stock (convertible upon sale into 13,346,632 shares of common stock) and, (4) approximately $500 million in cash in the form of a five-year loan facility provided to Legg Mason by Citigroup Corporate and Investment Banking. As a result of the Transaction, Citigroup Asset Management, which includes Salomon Brothers, became a wholly-owned subsidiary of Legg Mason. Under a licensing agreement between Citigroup and Legg Mason, the names of funds, the names of any classes of shares of funds, and the names of investment advisers of funds, as well as all logos, trademarks and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason. Citi Marks include, but are not limited to, “Smith Barney,” “Salomon Brothers,” “Citi,” “Citigroup Asset Management,” and “Davis Skaggs Investment Management”. Legg Mason and its affiliates, as well as the fund manager, are not affiliated with Citigroup.
The investment services of Citigroup Asset Management are provided by Salomon Brothers Asset Management Inc, Smith Barney Asset Management (a division of Citigroup Global Markets Inc.), Citibank Global Asset Management (a unit of Citibank, N.A.) and affiliated advisory entities.
Representatives from Salomon Brothers advised Pacific Life, the Trust’s investment adviser, and the Board that Salomon Brothers is expected to receive strong support from the Legg Mason parent, and that Salomon Brothers will be able to provide the services called for under the new fund management agreement consistent with the quality of services provided under the prior agreement.
No changes were planned with respect to the fund management team in connection with the Transaction, in addition, no change in management strategy for the Fund was intended in connection with the Transaction. Salomon Brothers’ basic operations and compliance controls would remain in place.
In anticipation of the Transaction, members of the Board met in person on September 12, 2005 and, among other things, considered whether it would be in the best interests of the Fund and its shareholders to approve the New Agreement. Additionally, at a subsequent meeting on November 14, 2005, the Board conducted its annual review and consideration for renewal of all of the fund management agreements for the Trust, including the New Agreement with Salomon Brothers.

III.	Board Consideration of the New Fund Management Agreement
The Board evaluated the New Agreement principally with reference to the factors described below. The Board also considered that: (i) no changes are expected in the management of the Fund; (ii) no changes were proposed in the advisory or Fund management fee schedules; (iii) no changes are expected in the management personnel of the Fund as a result of the Transaction; and (iv) Pacific Life recommended the continuation of Salomon Brothers as fund manager for the Fund.
The Board also noted that the fee rates payable under the New Agreement are the result of arms’-length negotiations between Pacific Life and Salomon Brothers, and that the Fund’s management fees are paid by Pacific Life to Salomon Brothers and are not paid directly by the Fund.
In evaluating the New Agreement during the Board’s September 12, 2005 and November 14, 2005 meetings, the Board, including the Independent Trustees, considered the following factors, among others:

A.	Nature, Extent and Quality of Services to be Provided
The Board considered the benefits to shareholders of continuing to retain Salomon Brothers, particularly in light of the nature, extent, and quality of the services to be provided by Salomon Brothers. Based on a review of the New Agreement, Salomon Brothers would be responsible for providing investment management services, including investment research, advice and supervision, and determining which securities would be purchased or sold by the Fund. The Board considered the quality of the management services which have benefited and should continue to benefit the Fund and its shareholders, the organizational depth and resources of Salomon Brothers, including the background and experience of Salomon Brothers’ management and the expertise of Salomon Brothers’ management team, as well as the investment methodology to be used by Salomon Brothers. The Board considered the qualifications, backgrounds and responsibilities of the management personnel who would be responsible for the day-to-day management of the Fund. The Board also considered that Trust’s Chief Compliance Officer (“CCO”) had previously reviewed Salomon Brothers’ compliance operations, including the assessment of Salomon Brothers’ compliance program as required under Rule 38a-1 of the 1940 Act and Salomon Brothers’ code of ethics. The Board also noted that Salomon Brothers agreed to cooperate with the CCO in reviewing its compliance operations. The Board concluded it was satisfied with the nature, extent and quality of the management services to be provided by Salomon Brothers.
The Board also considered that Pacific Life has historically exercised diligence in monitoring the performance of the Trust’s fund managers, and has taken and recommended measures to attempt to remedy relative underperformance by a fund when Pacific Life and the Board believed appropriate.

B.	Performance
The significant consideration of the Board regarding the New Agreement was the impact on the Fund with respect to the changes in the corporate organization of Salomon Brothers, and on their personnel and their resources that would be available in managing the Fund. The Board concluded, based on representations from Salomon Brothers and Legg Mason, that there would be no changes to Salomon Brothers’ personnel or resources that are available to manage the

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Fund that would adversely impact the investment management services provided to the Fund. The Board also considered that Salomon Brothers would continue to be responsible for the day-to-day management of the Fund and that the terms and conditions of the New Agreement were the same or substantially the same as that of the previous Agreement.
The Board also considered the need for Salomon Brothers to adhere to its investment mandates, which could at times have an impact on the Fund’s performance. The Board considered Salomon Brothers’ performance record for the previous year-to-date, one-, three- and five-year periods and since inception as of June 30, 2005, with respect to the Fund, and concluded that Salomon Brothers should continue to manage the Fund’s assets.

C.	Fund Management Fee
In assessing the Fund management fees to be charged by the Trust with respect to the Fund, the Board considered that there were no changes expected in the advisory or Fund management fee schedules. The Board also considered information regarding the advisory fees charged under other investment advisory contracts. Additionally, the Board reviewed the overall advisory fees and total expenses of the Fund, a component of which is the Fund management fees, and compared such amounts with the average fee and expense levels of other funds in applicable peer groups.
The Board was mindful that the fee rates were the result of arms’-length negotiations between Pacific Life and Salomon Brothers, and that the Fund’s management fees are paid by Pacific Life and are not paid directly by the Fund. In light of these factors, the Board determined that the Fund management fees under the New Agreement were reasonable.

D.	Profitability to the Fund Manager and Other Benefits
The Board considered the estimated profitability of the New Agreement to Salomon Brothers to the extent practicable based on the financial information provided by Salomon Brothers. The Board considered that generally it is difficult to accurately determine or evaluate the potential profitability to Salomon Brothers because Salomon Brothers manages substantial assets and, further, that any such assessment would involve assumptions regarding Salomon Brothers’ asset allocation policies, capital structure, cost of capital, business mix and other factors. The Board reviewed information provided during the past year regarding the structure and manner in which Salomon Brothers’ investment professionals were compensated and their respective views of the relationship of such compensation to the attraction and retention of quality personnel. The Board also considered any benefits to be derived by Salomon Brothers from its relationships with the Fund, such as soft dollar credits generated by Fund commissions to pay for research services in certain circumstances.
The Board concluded that any potential benefits to be derived by Salomon Brothers from its relationship with the Fund included benefits which were consistent with those generally derived by sub-advisers to mutual funds or were otherwise not unusual. In the case of Salomon Brothers, which is not affiliated with Pacific Life, the Board gave less weight to profitability considerations and did not view this data as important given the arms’-length nature of the relationship between Pacific Life and Salomon Brothers with respect to the negotiation of Fund management fees.

E.	Economies of Scale
The Board considered the extent to which economies of scale would be realized as assets of the Fund grow noting that economies of scale were difficult to measure with precision for a particular fund. The Board also considered that the expense limitation agreement that is in place for The Trust has resulted in substantial savings of expenses for the Fund. The Board concluded that at the current time, given the recent organization of Pacific Funds and the Fund’s asset levels, the fee structure reflected in the New Agreement was reasonable.

F.	Conclusion
After consideration of these factors, the Board found that: (i) the compensation payable under the New Agreement bears a reasonable relationship to the services to be rendered and is fair and reasonable; and (ii) the New Agreement is in the best interests of the Fund and its shareholders.

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IV.     The New Fund Management Agreement
The New Agreement is substantially similar to the prior Agreement with respect to the Fund. Salomon Brothers will, subject to the supervision of Pacific Life, provide a continuous investment program for the Fund and determine the composition of the assets of the Fund, including the determination of the purchase, retention, or sale of securities, cash and other investments in accordance with the Fund’s investment objectives, policies and restrictions. Salomon Brothers bears the expenses of its own staff for its activities in connection with the services provided under the New Agreement. The Fund is responsible for its own expenses including, but not limited to, investment advisory fees, administration fees, custody fees, brokerage and transaction expenses, fees for pricing services, registration fees and costs of regulatory compliance, and fees for professional services, including legal and auditing services. Salomon Brothers is not subject to any liability for, nor subject to any damages, expenses or losses in connection with, any act or omission connected with or arising out of any services rendered under the New Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under the New Agreement or by reason of Salomon Brothers’ reckless disregard of its obligations and duties under the New Agreement. The New Agreement will continue in effect for a period of two years from the effective date, and will continue from year to year thereafter, subject to approval annually by the Board or by the shareholders of the Fund and also, in either event, approval of a majority of the Independent Trustees. The New Agreement may be terminated without penalty at any time by any of the parties upon 60 days’ prior written notice to the other parties.
There is no change to the advisory fee paid by the Fund to Pacific Life or to the fee paid by Pacific Life to Salomon Brothers. The Fund management fee paid by Pacific Life to Salomon Brothers is at a rate equal on an annual basis to 0.45% of the average daily net assets of the Fund, with scheduled marginal reductions (break points) at certain average daily net asset levels of the Fund as detailed below:
Fund Management Fee

Fee	Break Point (assets)

0.45%	On first $100 million
0.40%	On next $100 million
0.35%	On next $200 million
0.30%	On next $350 million
0.25%	On next $250 million
0.20%	On excess
For the period December 1, 2004 through November 30, 2005, the Fund management fees paid or owed by Pacific Life for the Fund totaled $136,873. For the fiscal year ended March 31, 2005, the Fund paid brokerage commissions of $2,919 to affiliated broker Citigroup Global Markets Inc., a wholly-owned subsidiary of Citigroup Inc. (no longer affiliated with the Fund after December 1, 2005). Brokerage commissions paid to Citigroup Global Markets Inc. represented 5.03% of the Fund’s total brokerage commissions for the period April 1, 2004 to March 31, 2005.
V.     Information Regarding Salomon Brothers
Established in 1987, Salomon Brothers’ principle offices are located at 399 Park Avenue, New York, New York 10022. Together with affiliates in London, Tokyo and Hong Kong, they provide a broad range of equity and fixed-income investment management services to individuals and institutional clients around the world. Salomon Brothers also provides investment advisory services to other investment companies. As of December 2, 2005, Salomon Brothers had over $88.6 billion in assets under management. Additionally, as of December 1, 2005, Salomon Brothers became a wholly-owned subsidiary of Legg Mason.
Legg Mason, whose principal executive offices are at 100 Light Street, Baltimore, Maryland 21202, is a financial services holding company. Legg Mason is a holding company that provides asset management and related financial services through its subsidiaries. As of December 2, 2005, Legg Mason’s asset management operation had aggregate assets under management of approximately $830 billion.

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Salomon Brothers acts as investment adviser to the following registered investment companies, which have a similar objective to the Fund:

Fund	Net
Name	Assets(1)	Compensation Rate(1)	Waived/Reduced

Salomon Brothers Investors Value Fund	$1,920.2 million	0.65% up to $350 million
0.55% over $350 million up to $500 million
0.525% over $500 million up to $750 million
0.50% over $750 million up to $1 billion
0.45% on excess
		In addition to the base fee, the fee increases or decreases based on the performance of the fund as compared to the S&P 500 Index.	N/A

Salomon Brothers Variable Investors Value Fund	$343.6 million	0.65% up to $350 million 0.55% over $350 million up to $500 million 0.525% over $500 million up to $750 million 0.50% over $750 million up to $1.0 billion 0.45% on excess	N/A

TA IDEX Investors Value Fund	$208.7 million	0.35%	N/A

ING Salomon Brothers Investors Value Fund	$179.3 million	0.43% up to $150 million 0.40% over $150 million up to $500 million 0.35% on excess	N/A

(1)	Compensation and net assets under management are as of September 30, 2005.
The principal executive officers of Salomon Brothers are: Peter John Wilby, Director, Michael Fred Rosenbaum, Chief Legal Officer, Evan Lewis Merberg, Director, Michael Even, Director, Andrew Thomas Beagley, Chief Compliance Officer. None of these executive officers have substantial business, profession, vocation or employment other than their positions with Salomon Brothers, its subsidiaries and affiliates. The business address of each above individual is 399 Park Avenue, New York, New York 10022.
The annual report for the Pacific Funds for the fiscal year ended March 31, 2005 has previously been sent to shareholders. That report and any more current semi-annual reports are available upon request without charge by contacting the Trust by:
Regular mail: Pacific Funds, P.O. Box 9768, Providence, RI 02940-9768
Express mail: Pacific Funds, 101 Sabin Street, Pawtucket, RI 02860
Phone: 1-800-722-2333
Internet: www.PacificLife.com
The Trust’s investment adviser and administrator is Pacific Life Insurance Company, 700 Newport Center Drive, Newport Beach, CA 92660.
The Trust’s distributor is Pacific Select Distributors, Inc., 700 Newport Center Drive, P.O. Box 9000, Newport Beach, CA 92660.
PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE

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